                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): November 6, 1998




                          REGIONS FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)





   Delaware                         0-6159                63-0589368
(State or other                  (Commission            (IRS Employer
jurisdiction of                  File Number)         Identification No.)
incorporation)





417 North 20th Street, Birmingham, Alabama                  35203
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code: (205) 326-7100

Item 5.  Other Events

    On July 31, 1998, Regions Financial Corporation ("Regions") effected a combination with First Commercial Corporation, which was accounted for as a pooling of interests. Additionally, during the first quarter of 1998, PALFED, Inc., First United Bancorporation, and First State Corporation merged with and into Regions, all of which transactions were accounted for as poolings of interests. Regions is filing this Current Report on Form 8-K to make publicly available (i) its audited supplemental financial statements at and for the three-year period ended December 31, 1997, included as exhibit 99.1 to this report, which give effect to the combininations with First Commercial Corporation, PALFED, Inc., First United Bancorporation, and First State Corporation, (ii) its Supplemental Management's Discussion and Analysis of Financial Condition and Operating Results, included as exhibit 99.2 to this report, which gives effect to the combinations with First Commercial Corporation, PALFED, Inc., First United Bancorporation, and First State Corporation, and which pertains to the restated supplemental consolidated financial statements of Regions at and for the three-year period ended December 31, 1997, and (iii) its Supplemental Historical Financial Summary which gives effect to the combinations with First Commercial Corporation, PALFED, Inc., First United Bancorporation, and First State Corporation, included as exhibit
99.3 to this report. During 1998 Regions has effected other business combinations accounted for as poolings of interest; however, such transactions are not reflected in the accompanying financial presentations because the individual and cumulative effect of such transactions is not material.


Item 7.  Financial Statements and Exhibits.

    (c) Exhibits. The exhibits listed in the exhibit index are filed as a part of or incorporated by reference in this Current Report on Form 8-K.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                  Regions Financial Corporation (Registrant)

                  By:      /s/ Robert P. Houston
                           Executive Vice President and Comptroller



Date: November 6, 1998

                                 EXHIBIT INDEX




                                                            Sequential
Exhibit                                                      Page No.

Exhibit 23     Consent of Independent Auditors

Exhibit 99.1   Supplemental Financial Statements and Notes

Exhibit 99.2   Supplemental Management's Discussion and Analysis of Financial
               Condition and Operating Results

Exhibit 99.3   Supplemental Historical Financial Summary


